Exhibit 10.2

EXHIBIT A

SUPPORT AND RESTRICTIVE COVENANT AGREEMENT

THIS SUPPORT AND RESTRICTIVE COVENANT AGREEMENT (this “Agreement”), dated as of March 25, 2026, is made by and among Cheetah Net Supply Chain Service Inc., a Delaware corporation (“Seller”), Bing Shao, a non-U.S. individual (“Buyer”), and Edward Transit Express Group, Inc., a California corporation and a wholly owned subsidiary of Seller (the “Company”). Capitalized terms used and not otherwise defined shall have the meaning set forth in the Purchase Agreement (as defined below).

WHEREAS, this Agreement is being entered into in connection with that certain Stock Purchase Agreement (as may be amended, modified or waived from time to time, the “Purchase Agreement”), dated as of the date hereof, by and among Buyer, Seller, and the Company;

WHEREAS, pursuant to the Purchase Agreement, Buyer will acquire all of the issued and outstanding equity securities of the Company;

WHEREAS, Seller may possess certain knowledge and proprietary information with respect to the Business, which, if disclosed or made available to any of the Company’s competitors, may have a material adverse effect on the Company and the Business;

WHEREAS, Buyer would not have entered into the Purchase Agreement if Buyer were not assured Seller would execute and deliver this Agreement for the consideration set forth herein, and Seller is executing and delivering this Agreement for the consideration set forth herein;

WHEREAS, the covenants set forth in Section 2 below are vital and necessary components of the goodwill and assets being acquired by Buyer in exchange for the consideration contemplated by the Purchase Agreement and are necessary to protect the business being acquired thereby;

WHEREAS, the parties hereto recognize and acknowledge that if Seller were to breach the covenants set forth in Section 2 below, the Company and Buyer could suffer significant financial loss; and

WHEREAS, Seller will receive a material benefit as a result of the consummation of the transactions contemplated by the Purchase Agreement and this Agreement, and the covenants set forth in Section 2 are given in respect of both the benefit received by virtue of the transactions contemplated by the Purchase Agreement and this Agreement as well as the mutual promises, consideration and covenants provided herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree:

1.             Representations and Warranties of Seller. In connection with the transactions contemplated hereby, Seller represents and warrants to Buyer and the Company as follows:

(a)            Seller has full legal capacity, right, and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms; provided, that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any action therefor may be brought. This Agreement has been duly executed and delivered by Seller.

(b)            The execution, delivery, and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereunder in accordance with the terms and conditions of this Agreement will not, with or without the giving of notice or the lapse of time, or both (i) violate any applicable Law, Governmental Order, or other restriction of any Governmental Authority to which Seller is subject or (ii) conflict with, result in a breach of, constitute a default under, or result in the acceleration of, any contract to which Seller is a party or by which its assets are bound.

(c)            Seller is the record and beneficial owner of, and has good and valid title to, the equity interests of the Company held by Seller, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote, sell, or otherwise dispose of such equity interests).

(d)            Seller does not have any Liability or obligation to pay any fees or commissions to any investment banker, broker, finder, or financial advisor with respect to the transactions contemplated by this Agreement or the Purchase Agreement.

(e)            There are no actions pending or, to Seller’s knowledge, threatened against Seller that would adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement.

2.             Restrictive Covenants.

(a)            Acknowledgment. Seller agrees and acknowledges that in order to protect the businesses being acquired by Buyer under the Purchase Agreement, it is necessary that Seller agrees to and undertakes the restrictions in subsections (b) and (c).

(b)            Non-disparagement. Seller agrees that after the Closing, it shall not directly or indirectly, make, publish or communicate (or cause to be made, published or communicated) to any person or entity any statement, comment or remark, whether written or oral, which in any way disparages or defames or could reasonably be expected to impugn the personal or professional character, reputation, or integrity of Buyer or any of its Affiliates or subsidiaries, including the Company, or any of their representatives (including, but not limited to, employees, directors, officers, and agents), and their customers, clients, suppliers, investors, and other associated third parties, or their businesses, business practices, prospects, products, or services. Buyer agrees that after the Closing, it shall not, and shall cause its Affiliates not to, directly or indirectly, make, publish or communicate (or cause to be made, published or communicated) to any person or entity any statement, comment or remark, whether written or oral, which in any way disparages or defames or could reasonably be expected to impugn the personal or professional character, reputation, or integrity of Seller or any of its Affiliates, or any of their representatives (including, but not limited to, employees, directors, officers, and agents), or their businesses, business practices, prospects, products, or services. This Section 2(b) shall not apply (i) to any statements made in connection with a dispute pursuant to this Agreement or the Purchase Agreement or (ii) to the extent that testimony is required by legal proceedings.

(c)            Enforceability; Blue-Pencil. The parties hereto acknowledge and agree that the restrictions set forth in this Section 2 are reasonable and necessary to protect the legitimate business interests of the Company and Buyer, and are reasonable and necessary to protect the goodwill and other value of the Company, and the benefits bargained for by Buyer under this Agreement and the Purchase Agreement. The restrictions set forth in this Section 2 are narrowly drawn, are fair and reasonable in time and territory, constitute a material inducement to the parties hereto to consummate the transactions set forth in this Agreement and place no greater restraint upon Seller than is reasonably necessary to secure the goodwill and other value of the Company and the benefits bargained for by the parties under this Agreement and the Purchase Agreement. The intention of the parties hereto is that the provisions of this Section 2 shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of this Section 2 or this Agreement, which shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable provisions.

3.             Remedies. If Seller breaches, or threatens to commit a breach of any of the provisions contained in this Agreement, the Company or Buyer may not have an adequate remedy at law and each of them shall therefore be entitled to enforce each such provision by temporary or permanent injunction or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, and without prejudice to any other rights and remedies that may be available at law or in equity. In the event any party brings a claim to enforce the obligations pursuant to this Agreement, the prevailing party will be entitled to recover its attorneys’ fees and costs incurred from the non-prevailing party.

4.             Release. Except with respect to a claim (a) arising out of this Agreement or the Purchase Agreement, or (b) for indemnification under the Company’s Organizational Documents, so long as such claim for indemnification does not arise out of any matter indemnified under Article 3 or Article 4 of the Purchase Agreement, Seller, on its behalf and on behalf of any Affiliates, heirs, executors, successors and assigns and all Persons or entities that might allege an action through such Person or on such Person’s behalf, hereby unconditionally and irrevocably waives, releases, and forever discharges the Company and each of its past and present directors, managers, officers, employees, agents, predecessors, successors, assigns, shareholders, partners, insurers, and Affiliates from any and all Liabilities of any kind or nature whatsoever relating to Seller’s role as a shareholder of the Company arising prior to the Closing, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and Seller shall not seek to recover any amounts in connection therewith or thereunder from the Company (collectively, the “Released Liabilities”). Without limiting the generality of the foregoing, Seller waives all rights under California Civil Code Section 1542 (or any similar provision of any other state law), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Seller understands that this is a full and final release of all Released Liabilities. Seller represents that it is not aware of any claim by it other than the claims that are waived, released, and forever discharged by this Section 4.

5.             Notices. All notices, requests, claims, demands, and other communications under this Agreement will be in writing and will be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) or email transmission (with confirmed receipt) to the parties hereto at the following addresses (or at such other address for a party as specified by like notice):

If to Seller:

Cheetah Net Supply Chain Service Inc.

8707 Research Drive

Irvine, California 92618

E-mail: [*]

If to Company:

Edward Transit Express Group, Inc.

[*]

E-mail: [*]

If to Buyer:

Bing Shao

[*]

E-mail: [*]

Any party hereto may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address or e-mail address set forth above using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.

6.             Severability of Provisions. If any provision of this Agreement, or the application thereof to any Person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

7.             Entire Agreement. This Agreement and the Purchase Agreement, as applicable, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, written and oral, among the parties hereto with respect to the subject matter hereof.

8.             Descriptive Headings; Interpretation. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Unless otherwise indicated to the contrary herein by the context or use thereof, the words “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof. Any reference in this Agreement to a legal term used in the United States of America for any action, remedy, method of judicial proceeding, legal document, legal status, court, official, governmental or administrative authority or agency or any legal concept or legislation includes in respect of any jurisdiction other than the United States of America, a reference to whatever most closely approximates in that jurisdiction to the relevant legal term or reference used in the United States of America.

9.             Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

10.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, that (i) Buyer may (a) assign any of its rights, interests, and obligations hereunder to any Affiliate of or successor to Buyer, the Company, or the Business and (b) assign its rights, interests, and obligations under this Agreement to any lender (or agent on behalf of lenders) as collateral security for the obligations of Buyer to such lender; and (ii) Seller may assign any of its rights, interests, and obligations hereunder to any Affiliate of or successor to Seller.

11.           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction.

12.           Amendment and Waiver. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each party hereto. All waivers of rights under this Agreement shall be in writing, and no waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty, covenant, or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

13.           Jurisdiction. All disputes, claims, or controversies arising out of or relating to this Agreement, or the negotiation, validity, or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its rules of conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of any United States Federal or State court located in the State of Delaware (collectively, the “Chosen Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Chosen Courts and agrees not to plead or claim in any Chosen Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees that service of process may be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to the preceding sentence shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

14.           WAIVER OF JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SELLER:

CHEETAH NET SUPPLY CHAIN SERVICE INC.

By:	/s/ Huan Liu
Name:	Huan Liu
Title:	Chief Executive Officer

COMPANY:

EDWARD TRANSIT EXPRESS GROUP, INC.

By:	/s/ Huan Liu
Name:	Huan Liu
Title:	Chief Executive Officer

BUYER:

By:	/s/ Bing Shao
Name: Bing Shao

[Signature Page to Support and Restrictive Covenant Agreement]